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                                                                    EXHIBIT 12.1
                       RATIO OF EARNINGS TO FIXED CHARGES

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                                                        PRO FORMA
                                          --------------------------------------
                                                 YEAR ENDED        TWELVE MONTHS
                                             DECEMBER 31, 1995         ENDED
                                          ------------------------   MARCH 31,
                                          ACQUISITION TRANSACTIONS     1996
                                          ----------- ------------ -------------
PARK BROADCASTING, INC. AND SUBSIDIARIES
Earnings:
Income (loss) from continuing operations
 before income taxes....................    (25,683)    (14,621)      (16,097)
Fixed charges computed below............     40,931      29,869        29,869
                                            -------     -------       -------
                                             15,248      15,248        13,772
Fixed Charges:
Interest and amortization of debt ex-
 pense..................................     40,856      29,794        29,794
Interest factor related to rent expense.         75          75            75
                                            -------     -------       -------
                                             40,931      29,869        29,869
Deficiency of earnings to cover fixed
 charges................................    (25,683)    (14,621)      (16,097)
PARK COMMUNICATIONS, INC. AND SUBSIDIAR-
 IES
Earnings:
Income (loss) from continuing operations
 before income taxes....................    (34,000)    (29,273)      (31,405)
Fixed charges computed below............     65,804      61,077        61,077
                                            -------     -------       -------
                                             31,804      31,804        29,672
Fixed Charges:
Interest and amortization of debt ex-
 pense..................................     65,689      60,962        60,962
Interest factor related to rent expense.        115         115           115
                                            -------     -------       -------
                                             65,804      61,077        61,077
Deficiency of earnings to cover fixed
 charges................................    (34,000)    (29,273)      (31,405)
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